UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 2, 2015

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On April 2, 2015, the following actions were taken concerning the executives of Mattel, Inc. (the “Company” or “Mattel”):

•	Christopher A. Sinclair was appointed Chief Executive Officer, effective immediately; and

•	Richard Dickson was appointed President and Chief Operating Officer, effective immediately.

Mr. Sinclair, 64, has served as Chairman of the Board of Directors of Mattel (the “Board”) and Interim Chief Executive Officer since January 25, 2015. Mr. Sinclair has served on the Board since 1996 and has served as Independent Lead Director and Chair of the Audit Committee and Executive Committee from 2011 to January 2015. Mr. Sinclair has served as Executive Chairman of Scandent Holdings, an information technology investment company, from 2002 to 2008, and also served as Executive Chairman of Cambridge Solutions Corporation Ltd., a leader in providing information technology and business process outsourcing services, from 2005 to 2009. He also served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, from 2000 to 2005, as an Operating Partner of Pegasus Capital Advisors, LP, a private equity firm, from 2000 to 2002, and as Chairman of the Board and Chief Executive Officer of Caribiner International, Inc., from 1999 to 2000. Earlier, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International, for more than five years.

Mr. Sinclair has extensive board experience, having served on the boards of numerous companies. In February 2015, he began serving on the board and the Nominating and Audit Committees at Reckitt Benckiser Group plc. His other board experience includes Scandent Holdings (Executive Chairman), Cambridge Solutions Corporation, Ltd. (Executive Chairman and member of the Compensation and Audit Committees), Foot Locker, Inc. (Chairman of the Finance Committee and member of Compensation Committee) and Perdue Farms.

Mr. Dickson, 47, has served as President, Chief Brands Officer of Mattel since January 2015. From May 2014 to January 2015, he was Chief Brands Officer of Mattel. Prior to rejoining Mattel in May 2014, Mr. Dickson was President and CEO of Branded Businesses at The Jones Group, Inc. from February 2010 to May 2014. Mr. Dickson was responsible for devising and implementing The Jones Group’s expansion strategy, growing the company to include new brands and categories through acquisition and inception. From 2008 to 2010, Mr. Dickson served as General Manager and Senior Vice President of Barbie at Mattel. From 2000 to 2008, he was Senior Vice President at Mattel overseeing Consumer Products, Marketing, Media, Entertainment and Packaging. Prior to Mattel, Mr. Dickson was Vice President of Brand Management and Merchandising at Estée Lauder Companies, Inc. and was a principal with Gloss.com, an e-commerce beauty website he helped develop and manage until its acquisition by Estée Lauder. Mr. Dickson started his career and spent nearly a decade with Bloomingdale’s, the leading U.S. fashion retailer.

On April 2, 2015, the Company issued a press release announcing these management changes, a copy of which is included as Exhibit 99.1 hereto.

Section 8 – Other Events

Item 8.01	Other Events.

On March 25, 2015, the Board appointed Michael J. Dolan as Independent Lead Director.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: Press release dated April 2, 2015, issued by Mattel, Inc.

Exhibit No.	Exhibit Description

99.1**	Press Release dated April 2, 2015.

**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: April 2, 2015